Exhibit 3


                        CONSENT OF INDEPENDENT ACCOUNTS



We hereby consent to the use in this Annual Report on Form 40-F of CP Ships Limited of our Auditor's Report dated 12th March 2004 and our Notice to US readers dated 12th March 2004 relating to the consolidated financial statements, which appear in the Annual Report to Shareholders.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chartered Accountants
Toronto, Ontario, Canada
12th March 2004